Exhibit 10.1

INVESTOR RELATIONS AGREEMENT

This Investor Relations Agreement is made and entered into on the 8th day of June 2009 between Quadra Projects Inc. of 6130 Elton Ave., Las Vegas, Nevada 89107 (“Quadra”) and Fusion Capital LLC of 60 E Rio Salado Pkwy Suite 900, Tempe, Arizona 85281 (“Fusion”).

Whereas Quadra is an OTCBB listed company, and it would like to engage the services of Fusion for investor relations purposes.

Whereas Fusion has expertise in investor relations work and will represent Quadra for investor relations purposes throughout the United States.

Now therefore, in consideration of the foregoing and of the mutual promises, covenants and conditions set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows :

RESPONSIBILITIES OF FUSION

1.	Fusion will provide the Investor Relations function(s) including:
	a.	Create a 2 page company "bio" and associated media
		i.	Disseminate to Fusion network
	b.	Execute an Investor Relations Lead Generation Program
		i.	Investor Lead Generation utilizing the Fusion 35+mm database
		ii.	Investor Lead Generation utilizing the Fusion institutional database
		iii.	Create / Investor Lead Capture Site (landing page)
	c.	Strategic Communication
		i.	Communicate all company public information and press releases:
			1.	Current Shareholders (NOBO)
			2.	Fusion database
			3.	Direct company to proper use of Wire Service
	d.	Investor Site(s) and Blogs
		i.	Update and populate related financial sites with company information
		ii.	Update and utilize related blogs with company information
	e.	Introduce Company to Fusion Broker / Dealer network
	f.	Introduce and or Engage Analyst coverage
	g.	Conference Call Management
	h.	Direct shareholder conference calls for year end and quarterly company results

2.	Public Relation Services
	a.	Media
	b.	Radio
	c.	Television
	d.	Print media
	e.	Web presents: associated sites and blogs

3.	Fusion will arrange "Road Shows" with Broker Dealers and Institutional investors to provide a broader opportunity for increased shareholder value or acquisition possibilities.

RESPONSIBILITIES OF QUADRA

Quadra shall pay a monthly fee of $ 10,000.00 in cash for the above services.

DURATION OF CONTRACT

This contract shall take effect June 1, 2009 for a period of one year, and is renewable upon mutual written consent thereafter. However, each party has the right to terminate this Agreement with 90 days written notice to the other party.

QUADRA PROJECTS INC.	FUSION CAPITAL LLC

Authorized Signatory	Authorized Signatory